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                                    EXHIBIT A

               OFFICERS AND DIRECTORS OF CHICAGO INVESTMENTS, INC.

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I.   Directors
     ---------
Name                                             Business Address
----                                             ----------------
Solomon A. Weisgal                               120 S. Riverside Plaza
                                                 Suite 1620
                                                 Chicago, IL 60606

Joshua S. Kanter                                 333 West Wacker Drive
                                                 Suite 2700
                                                 Chicago, Illinois 60606

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II.  Officers
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Name                       Position              Business Address
----                       --------              ----------------
Joshua S. Kanter           President             333 West Wacker Drive
                                                 Suite 2700
                                                 Chicago, Illinois 60606

Robert Mauer               Vice President,       8000 Towers Crescent Drive
                           Treasurer             Suite 1070
                                                 Vienna, VA 22182

Linda Gallenberger         Secretary             1619 W. 12950 South
                                                 Riverton, Utah 84065
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